Exhibit 10.1

FOURTH AMENDMENT TO

PREFERRED STOCK PURCHASE AGREEMENT

and

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO PREFERRED STOCK PURCHASE AGREEMENT and SECOND AMENDMENT TO CREDIT AGREEMENT dated as of September 17, 2008, and effective as of September 12, 2008 (the “Amendment”), is entered into by and between ELANDIA INTERNATIONAL INC., a Delaware corporation (the “Company”); and STANFORD INTERNATIONAL BANK LTD., an Antiguan banking corporation (the “Purchaser”). Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the meanings assigned to them in the PSPA (defined below).

RECITALS

WHEREAS, the Company and the Purchaser entered into that certain Preferred Stock Purchase Agreement, dated as of February 20, 2008 (the “Original Agreement”), whereby the Purchaser agreed to purchase and the Company agreed to sell, for an aggregate purchase price of $40,000,000, (i) 5,925,926 shares of the Company’s Series B Preferred Stock, and (ii) Warrants to purchase an aggregate of 4,158,000 shares of the Common Stock, subject to adjustment as provided in the Warrants;

WHEREAS, the Company and the Purchaser entered into that certain (i) First Amendment to Preferred Stock Purchase Agreement dated February 28, 2008, (ii) Second Amendment to Preferred Stock Purchase Agreement dated as of April 30, 2008, and (iii) Third Amendment to Preferred Stock Purchase Agreement and First Amendment to Credit Agreement dated as of September 5, 2008 (the foregoing amendments to Preferred Stock Purchase Agreement together with the Original Agreement, collectively, the “PSPA”);

WHEREAS, the Company and the Purchaser desire to revise the funding schedule pursuant to which Purchaser shall satisfy its remaining purchase obligations under Section 1(d) of the PSPA;

WHEREAS, the Company (as Borrower) and the Purchaser (as Lender) entered into that certain (i) Credit Agreement, dated as of July 21, 2008 and (ii) First Amendment to Credit Agreement dated as of September 5, 2008 (the “Credit Agreement”), whereby the Purchaser committed to loan the Company up to $40,000,000 on the terms and conditions set forth in the Credit Agreement; and

WHEREAS, the Company and the Purchaser wish to amend and restate the funding schedule for the Loans (as defined in the Credit Agreement) as provided in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Amended and Restated Funding Schedule for Loans. Exhibit B to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

2. Funding Schedule for Section 1(d). The funding schedule to the Third Amendment to PSPA is hereby deleted in its entirety and replaced with the funding schedule attached hereto as Exhibit B (the “Funding Schedule”).

3. Miscellaneous.

(a) Each of the PSPA and the Credit Agreement is reaffirmed and ratified in all respects, except as expressly provided herein.

(b) The Company’s representations and warranties contained in the PSPA are true and correct in all respects on and as of the date hereof, as though made on and as of such date, except to the extent that any such representation or warranty relates solely to an earlier date, in which case such representation or warranty is true and correct in all respects on and as of such earlier date. The Company has performed all covenants and agreements required to be performed pursuant to the PSPA in all respects on and as of the date hereof and as of the date hereof there exists no violation or default (or any event which with the giving of notice, or lapse of time or both, would result in a violation or become a default) under the PSPA.

(c) In the event of any conflict between the terms or provisions of this Amendment and the PSPA or the Credit Agreement, then this Amendment shall prevail in all respects. Otherwise, the provisions of the PSPA or Credit Agreement, as applicable, shall remain in full force and effect.

(d) The parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Amendment, which may be reasonably required for the implementation of this Amendment and the transactions contemplated hereby.

(e) The Company shall bear its own costs, including attorney’s fees, incurred in the negotiation of this Amendment and consummation of the transactions contemplated herein and the corporate proceedings of the Company in contemplation hereof. At the first funding set forth in the Funding Schedule, the Company shall reimburse the Purchaser for all of the Purchaser’s reasonable out-of-pocket expenses incurred in connection with the negotiation of performance of this Amendment, including without limitation reasonable fees and disbursements of counsel to the Purchaser.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

ELANDIA INTERNATIONAL INC.

By:	/s/ Pete R. Pizarro
Name:	Pete R. Pizarro
Title:	President & CEO

PURCHASER:

STANFORD INTERNATIONAL BANK LTD.

By:	/s/ James M. Davis
James M. Davis
Chief Financial Officer

3